OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2006
Estimated average burden hours per response: 28

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

DATAJUNGLE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Nevada

    91-0835748

(State or other jurisdiction

(IRS Employer

         of incorporation)

 Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada, K2K 3C7

(Address of principal executive offices)

Registrant's telephone number, including area code (613) 254-7246

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(  )

Written communications pursuant to Rule 425 under the Securities Act

(  )

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(  )

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(  )

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

DataJungle Software Inc. (the “Company”) entered into a Consulting Agreement effective November 22, 2004 (the “Agreement”) with Insight Corporation, a party unrelated to the Company or its  wholly owned subsidiary, DataJungle Ltd.

The details of this Agreement have been described under Item 3.02 below.

Item 3.02

Unregistered Sale of Equity Securities

Pursuant to the Agreement, the Company agreed to issue 3,000,000 warrants to purchase common stock of the Company.  Details of the transaction are as follows:

Title:

Common Stock Purchase Warrants

Number of warrants:

3,000,000

Exercise price:

$0.50 per share with provision to be exercised on a cashless basis

Expiry date:

December 31, 2009

Conversion:

One warrant for each share of common stock purchased

Consideration:

For consulting services including investor communications, financial relations and investor public relations for the period to December 31, 2008

Other conditions:

The Company has the right to terminate the Agreement prior to July 31, 2006 in the event the Company has not received $2,000,000 of equity investment or financing by that date.  In the event of termination of the Agreement, the Company has the right to retract and cancel 1,500,000 of the Common Stock Purchase Warrants

The Common Stock Purchase Warrants have been issued only to accredited investors and in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATAJUNGLE SOFTWARE INC.

/s/ Edward Munden

By:

Edward Munden

Date:

November 24, 2004

Chairman of the Board,

President & CEO

3